Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Vertical Aerospace Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.001 per share		(2)	(2)	(2)	---	---
	Equity	Preferred shares		(2)	(2)	(2)
	Other	Warrants		(2)	(2)	(2)	---	---
	Other	Rights		(2)	(2)	(2)	---	---
	Other	Units		(2)	(2)	(2)	---	---
	Unallocated (Universal Shelf)		457(o)			$11,250,000	0.00015310	$1,722.38
	Total Offering Amounts					$11,250,000	0.00015310	$1,722.38
	Total Fees Previously Paid					---		---
	Total Fee Offsets					---		---
	Net Fee Due							$1,722.38

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, an indeterminate number of additional securities are registered hereunder to prevent dilution in connection with share splits, share dividends or similar transactions.
(2)	The Registrant previously registered the offer and sale of certain securities, including its ordinary shares, par value $0.001 per share, preferred shares, and warrants to subscribe for ordinary shares, rights to subscribe for ordinary shares and units consisting of any combination of the other types of securities, having a proposed maximum aggregate offering price of $180,000,000 pursuant to Registration Statement on Form F-3 (Registration No. 333-275430), which was filed on November 9, 2023 and declared effective by the SEC on November 16, 2023 (the “Prior Registration Statement”). As of the date hereof, a balance of $180,000,000 securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the Registrant is hereby registering the offer and sale of an additional $11,250,000 of securities available for issuance under the Prior Registration Statement. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.

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